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                                                                     EXHIBIT 21

                       LIST OF SUBSIDIARIES OF REGISTRANT
                              AT DECEMBER 31, 1997


         NAME                                                          STATE OR JURISDICTION
                                                                       OF INCORPORATION
-First American National Bank                                                   U.S.A.

         -Guaranty Title Company                                                Tennessee
         -First Amtenn Life Insurance Co.                                       Arizona
         -First American Network, Inc.                                          Tennessee


         -IFC Holdings, Inc.(1)                                                 Delaware

              -Investment Centers of America, Inc.                              North Dakota
              -Trust Center of America                                          North Dakota
              -First Dakota, Inc.                                               North Dakota
              -Lewis & Clark Securities, Inc.(2)                                North Dakota
              -First Dakota of Montana, Inc.                                    Montana
              -First Dakota of Texas, Inc.*                                     Texas
              -First Dakota of New Mexico, Inc.                                 New Mexico
              -First Dakota of Wyoming, Inc.                                    Wyoming

         -INVEST Financial Corporation Insurance Agency, Inc.
                           Of Delaware**

                   -INVEST Financial Corporation Insurance Agency, Inc. Of Alabama
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Connecticut
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Georgia
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Illinois
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Maryland
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Massachusetts
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Mississippi*
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Montana
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Nevada
                   -INVEST Financial Corporation Insurance Agency, Inc. Of New Mexico
                   -INVEST Financial Corporation Insurance Agency, Inc. Of Ohio




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          -INVEST Financial Corporation Insurance Agency, Inc. Of Oklahoma*
          -INVEST Financial Corporation Insurance Agency, Inc. Of South Carolina -INVEST Financial Corporation Insurance Agency, Inc. Of Texas*
          -INVEST Financial Corporation Insurance Agency, Inc. Of Wyoming


-First American Federal Savings Bank                                                    U.S.A.

         -Charter Financial Services Corporation                                        Virginia

-First American Enterprises, Inc.                                                       Tennessee


NON-PROFIT CORPORATIONS

         NAME                                                                   STATE OR JURISDICTION
                                                                                OF INCORPORATION

-First American Community Development Corporation                               Tennessee

-First American Foundation                                                      Tennessee



(1) f/k/a "INVEST Financial Corporation"; name changed December 1997.

(2) f/k/a "Farwest Securities, Inc."; name changed December 1997.

"*" indicates that corporation is held by nominee for the benefit of IFC Holdings, Inc.

"**" indicates that the state of incorporation for the indicated subsidiary of INVEST Financial Corporation Insurance Agency, Inc. of Delaware is contained in its corporate name.